U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   September 7, 2000
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                          ASI Entertainment, Inc.
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           (Exact name of registrant as specified in its charter)


   Delaware                                               52-2101695
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(State or other jurisdiction                         (IRS Employer
  of incorporation)                                   Identification No.)


                            Suite 3, 1601 Main Road
                      Research, Victoria, 3905, Australia
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                   (Address of principal executive offices)


Issuer's telephone number, including area code:   (613)9437 1233
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

Item 4.  Changes in Registrant's Certifying Accountants

In September of 2000 the Board of Directors approved the engagement of Ronald
R. Chadwick, P.C., 2851 S. Parker Road, Ste 720, Aurora, Colorado 80014, as its independent auditor for the fiscal year ended June 30, 2000, to replace the firm of Weinberg & Company, P.A., Certified Public Accountants. The decision was based on the desire of the Company to reduce costs.

There were no adverse opinions or disclaimers of opinions, or modification of opinions as to audit scopes, or accounting principles issued by Weinberg & Company for either of the two most recent fiscal years. Weinberg & Company did issue a modification of opinion as to uncetainty in its June 30, 1999 audit of the Company.
During the two most recent fiscal years and subsequent interim period there were no disagreements with the former accountant on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedure.

Item 7. Financial Statements and Exhibits

--Exhibit 16  Previous Accountant's response letter

September 7, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: ASI Entertainment, Inc.
    File Ref. No. 0-27881

We were previously the principal accountant for ASI Entertainment, Inc. and, under the date of October 8, 1999 we reported on the financial statements of ASI Entertainment, Inc. as of June 30, 1999. On September 5, 2000, our appointment as proncipal accountant was terminated. We have read ASI Entertainment, Inc.'s statements included under Item 4 of its Form 8-K dated September 7, 2000, and we agree with such statements.

Very truly yours,

Weinberg and Company, P.A.
Certified Public Accountants



                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

                                            ASI Entertainment, Inc.
                                        -----------------------------
                                               (Registrant)


Date:  September 7, 2000                       Philip Shiels
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                                                (Signature)
                                               Philip Shiels
                                          Chief Financial Officer